Exhibit 5.1

FLG Flangas Law Group

Writer’s email: kps@fdlawlv.com

January 28, 2022

Transportation and Logistics Systems, Inc.

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

RE:	Transportation and Logistics Systems, Inc.
Registration Statement on Form S-1
Resale Opinion

Ladies and Gentlemen:

You have requested our opinion as Nevada counsel with respect to certain matters in connection with the filing by Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), on the date hereof of the Registration Statement on Form S-1 (the “Registration Statement”) and prospectus contained therein (the “Prospectus”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the resale by the selling shareholders named therein (the “Selling Shareholders”) of 1,875,314,362 shares (the “Conversion Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), which consists of 984,687,500 shares issuable upon the conversion of 685,000 shares of its Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and 890,626,862 shares of Common Stock (the “Warrant Shares”) of Common Stock issuable on the exercise of warrants (the “Warrants”) (collectively, the Series G Preferred Stock and Warrants are herein referred to as the “Units” and the Conversion Shares and the Warrant Shares are herein referred to as the “Registered Shares”), all in accordance with the terms set forth in the private placement pursuant to that certain Securities Purchase Agreement, December 31, 2021 (the “Securities Purchase Agreement”), by and among the Company and the Selling Shareholders named therein.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.	The Units issued to the Selling Shareholders have been duly authorized validly issued, fully paid and non-assessable.

3.	The Registered Shares have been duly authorized and, upon conversion of the Series G Preferred Stock or the exercise of the Warrants and payment of the exercise price therefor, as applicable, will be validly issued, fully paid and non-assessable shares of Common Stock.

January 21, 2022

We are admitted to practice only in the state of Nevada and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the state of Nevada, and we express no opinion with respect to any state securities or blue-sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

FLANGAS LAW GROUP